Exhibit 10.105

WARRANT EXCHANGE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of October 11, 2010, is entered into by and between Capital Ally Investments Limited (the “Seller”), and Funtalk China Holdings Limited, a Cayman Islands exempted company (the “Company”).

WHEREAS, the Seller is the holder of 113,062 Class A Warrants of the Company (the “Class A Warrants”), each to purchase one share of common stock of the Company at a purchase price of $5.00 per share; and

WHEREAS, the Seller is the holder of 1,700,000 Class B Warrants of the Company (collectively with the Class A Warrants, the “Warrants”), each to purchase one share of common stock of the Company at a purchase price of $5.00 per share; and

WHEREAS, the Company desires to purchase from the Seller, and the Seller desires to sell to the Company, the Warrants in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Purchase and Sale of the Warrants.

(a)           Purchase of the Warrants; Purchase Price.  Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), the Seller shall sell, transfer, convey, assign and deliver to the Company, and the Company shall purchase, acquire and accept from the Seller, the Warrants, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, pledges, security interests, charges, encumbrances, options and adverse claims or rights whatsoever.  The aggregate purchase price to be paid by the Company to the Seller for the Warrants shall be 729,157 ordinary shares of the Company (the “Ordinary Shares”).

(b)           The Closing.  The Closing shall take place remotely via the exchange of documents and signatures on the date hereof simultaneously with the execution of this Agreement.  At the Closing, (i) the Seller shall deliver to the Company original certificates evidencing the Warrants duly endorsed in blank or with warrant powers duly executed by the Seller, and (ii) the Company shall instruct its transfer agent to issue the Ordinary Shares to the Seller and to register such shares, in the name of the Seller, in the Company’s register of members and deliver to the Seller the updated register of members.  .

(c)           Further Assurances.  At any time and from time to time after the Closing, at the Company’s request and without further consideration, the Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Company may reasonably request, more effectively to transfer, convey and assign to the Company, and to confirm the Company’s title to, the Warrants and to assist the Company in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

(d)           Post-Closing Obligations.  The company shall deliver to the Seller the original share certificate evidencing the Seller’s ownership of the Ordinary Shares within ten(10) business days after the Closing.

2.             Representations of the Seller.  The Seller represents and warrants to the Company as follows:

(a)           Authority.  The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated.  The Seller has the full right, power and authority to (i) enter into this Agreement, and (ii) sell, transfer, convey, assign and deliver the Warrants to the Company in accordance with the terms of this Agreement.  The execution, delivery and performance of this Agreement, and the consummation by the Seller of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Seller.  This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.  This Agreement does not conflict with, or cause a default under, any other agreement or obligation entered into by the Seller.

(b)           Title.  The Seller is the sole record and beneficial owner of the Warrants and has good and marketable title to the Warrants, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, pledges, security interests, charges, encumbrances, options and adverse claims or rights whatsoever.  The Seller has not assigned or otherwise transferred to any person, firm or other entity all or any part of its interest in, to or under the Warrants.  The Warrants constitute all warrants of the Company owned by Seller or any of its partners or affiliates, whether held as warrants or as units.

(c)           No Conflicts.  The Seller is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent (i) the execution or delivery of this Agreement by the Seller, or (ii) the sale, transfer, conveyance, assignment and delivery of the Warrants pursuant to the terms hereof.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, regulation or order of any governmental authority applicable to the Seller.

(d)           No Broker.  No broker or finder has acted for the Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Seller.

(e)           No Reliance.  The Seller acknowledges, represents and agrees that: (i) the Seller has entered into this Agreement freely, without coercion or duress, and based on its own judgment, (ii) the Seller has had the opportunity to consult with legal counsel, financial and tax advisors and experts of its choice, (iii) the Seller has conducted to the Seller’s satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making the Seller’s determination to proceed with the transactions contemplated by this Agreement, the Seller has relied solely on the results of its own independent investigation, (iv) the officers of the Company have made available to the Seller any and all information that the Seller has requested and have answered to the Seller’s satisfaction all of the Seller’s inquiries, and (v) neither the Company nor any of its stockholders, directors, employees, agents or representatives is making nor has made any representation or warranty whatsoever, express or implied, other than the representations contained in Section 3 of this Agreement, in connection with the transactions contemplated by this Agreement.

(f)            Accredited Investor. The Seller is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Warrants and the purchase of the Ordinary Shares.   The Seller represents and warrants that the Ordinary Shares are for the Seller’s own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof.  The Seller is not acquiring the Ordinary Shares as a result of or subsequent to any general solicitation or general advertising, within the meaning of Regulation D of the Securities Act (including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) or any solicitation of a subscription by a person not previously known to the Seller in connection with the investments in securities generally.

(g)           No Other Representation or Warranty.  The Seller acknowledges that the Company has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

3.             Representations of the Company.  The Company represents and warrants to the Seller as follows:

(a)           Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the full right, power and authority to enter into this Agreement.  The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(b)           No Conflicts.  The Company is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent (i) the execution or delivery of this Agreement by the Company, (ii) the purchase, acquisition and acceptance of the Warrants pursuant to the terms hereof, or (iii) the issuance of Ordinary Shares pursuant to the terms hereof.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, regulation or order of any governmental authority applicable to the Company.

(c)           No Broker.  No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Company.

(d)           Issuance under Section 3(a)(9). The issuance of the Ordinary Shares is exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof. No commissions or other remuneration has been or will be paid directly or indirectly for soliciting the exchange of the Warrants for the Ordinary Shares.

(e)           No Other Representation or Warranty.  The Company acknowledges that the Seller has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

4.             Indemnification and Release.

(a)           The Seller shall indemnify and hold the Company harmless from and against all claims, damages, losses, liabilities, obligations, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) in connection with (i) any misrepresentation or breach or alleged misrepresentation or breach of any representation or warranty made by the Seller in this Agreement, (ii) any breach or alleged breach of any covenant, agreement or obligation of the Seller contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement or (iii) any claim asserted against the Company by any person acting or claiming to act as a broker or finder on behalf of the Seller.

(b)           The Company shall indemnify and hold the Seller harmless from and against all claims, damages, losses, liabilities, obligations, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) in connection with (i) any misrepresentation or breach or alleged misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (ii) any breach or alleged breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement or (iii) any claim asserted against the Seller by any person acting or claiming to act as a broker or finder on behalf of the Company.

5.             Miscellaneous.

(a)           Successors and Assigns.  This Agreement, and the rights and obligations of the Seller hereunder, may not be assigned by the Seller without the Company’s prior written consent.

(b)           Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

(c)           Severability; Specific Performance.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations of the other party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law rules, or conflicts of principles of such laws.  The parties unconditionally consent to the jurisdiction of the courts of the State of New York located in New York County and the Federal District Court for the Southern District of New York with respect to any action, suit or proceeding arising out of or relating to this Agreement.  The parties unconditionally and irrevocably waive any right to have a jury trial in any such action, suit or other proceeding.

(e)           Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient.  If to the Company, at 21/F, Block D The Place Tower, No. 9 Guanghua Road, Chaoyang District, Beijing, China 100020, Attention: Chief Financial Officer, or at such other address as may have been furnished in writing by the Company to the Seller; or, if to the Seller at address set forth on the signature page of this Agreement, or at such other address as may have been furnished in writing by the Seller to the Company. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(f)            Complete Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  The parties hereto may amend or modify this Agreement at any time by a written instrument executed by the parties hereto.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(g)           Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

(h)           Pronouns; Section Headings and References.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

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IN WITNESS WHEREOF, this Warrant Purchase Agreement has been duly executed by the parties hereto as of the date first above written.

SELLER:

CAPITAL ALLY INVESTMENTS LIMITED

By:	/s/ Kam Yuen
Kam Yuen, Director

Address:	c/o Funtalk China Holdings Limited 21/F, Block D The Place Tower, No.9 Guanghua Road, Chaoyang District, Beijing, China

COMPANY:

FUNTALK CHINA HOLDINGS LIMITED

By:	/s/ Dongping Fei
Dongping Fei, Director

[Signature page to Warrant Exchange Agreement]